VAN KAMPEN FOCUS PORTFOLIOS, SERIES 287

                                 TRUST AGREEMENT

                               Dated: May 8, 2001

         This Trust Agreement among Van Kampen Funds Inc., as Depositor, The Bank of New York, as Trustee, and Van Kampen Investment Advisory Corp., as Supervisor, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Van Kampen Focus Portfolios, Effective for Unit Investment Trusts Established On and After May 8, 2001 (Including Series 284 and Subsequent Series)" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                                WITNESSETH THAT:

         In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee and Supervisory Servicer agree as follows:


                                     PART I
                     STANDARD TERMS AND CONDITIONS OF TRUST

         Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                                     PART II
                      SPECIAL TERMS AND CONDITIONS OF TRUST

         The following special terms and conditions are hereby agreed to:

          1. The Securities listed in the Schedules hereto have been deposited in trust under this Trust Agreement.

          2. The fractional undivided interest in and ownership of the Trust represented by each Unit thereof referred to in Section 1.01(56) is initially an amount the numerator of which is one and the denominator of which is the amount set forth under "Initial Units" for the Trust in the "Summary of Essential Financial Information" in the Prospectus.

          3. The aggregate number of Units described in Section 2.03(a) for the Trust is that number of Units set forth under "Initial Units" for the Trust in the "Summary of Essential Financial Information" in the Prospectus.

          4. The terms "Capital Account Distribution Date" and "Income Account Distribution Date" shall mean the "Distribution Dates" set forth in the "Summary of Essential Financial Information" in the Prospectus.

          5. The terms "Capital Account Record Date" and "Income Account Record Date" shall mean the "Record Dates" set forth in the "Summary of Essential Financial Information" in the Prospectus.

          6. The term "Mandatory Termination Date" shall mean the "Mandatory Termination Date" for each Trust set forth in the "Summary of Essential Financial Information" in the Prospectus.

          7. The Trustee's annual compensation rate described in Section 7.04 shall be that amount set forth under "Trustee's Fee and Operating Expenses" in the "Fee Table" in the Prospectus.

         IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                              VAN KAMPEN FUNDS INC.


                              By /s/SARA L. BADLER
                  ---------------------------------------------
           Senior Vice President, Deputy General Counsel and Assistant
                                    Secretary



                      VAN KAMPEN INVESTMENT ADVISORY CORP.


                              By /s/ SARA L. BADLER
                 ----------------------------------------------
           Senior Vice President, Deputy General Counsel and Assistant
                                    Secretary



                              THE BANK OF NEW YORK


                             By /s/ DESMOND O'REGAN
                 ----------------------------------------------
                            Assistant Vice President





                          SCHEDULE A TO TRUST AGREEMENT
                         SECURITIES INITIALLY DEPOSITED
                                       IN
                     VAN KAMPEN FOCUS PORTFOLIOS, SERIES 287


   [Incorporated herein by this reference and made a part hereof is the "Portfolio" schedule as set forth in the Prospectus.]